                                                                   EXHIBIT 10.83

                      AMENDED AND RESTATED CREDIT AGREEMENT

     THIS AGREEMENT is entered into as of March 29, 2002 by and between STAAR SURGICAL COMPANY, a Delaware corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association ("Bank").

                                    Recitals

     A. Borrower is currently indebted to Bank pursuant to the terms and conditions of a letter agreement dated as of October 31, 2000, as amended by a letter amendment dated December 22, 2000, a letter amendment dated April 1, 2001, two letter amendments dated July 1, 2001, a Fifth Amendment to Credit Agreement dated October 1, 2001, a Sixth Amendment to Credit Agreement dated December 20, 2001 and a Seventh Amendment to Credit Agreement dated February 1, 2002 (said letter agreement, as so amended, herein called the "Prior Credit Agreement").

     B. Pursuant to the Prior Credit Agreement, Borrower remains indebted to Bank under a line of credit in the maximum principal amount of $7,000,000 (the "Prior Line of Credit"), which is evidenced by a Revolving Line of Credit Note dated October 31, 2000, as amended by the letter amendment dated April 1, 2001 referred to above, one of the letter amendments dated July 1, 2001 referred to above, the Fifth Amendment to Credit Agreement referred to above, the Sixth Amendment to Credit Agreement referred to above and the Seventh Amendment to Credit Agreement referred to above (said Note, as so amended, herein called the "Prior Line of Credit Note"). The Prior Line of Credit Note matures on March 29, 2001, and the outstanding balance under the Prior Line of Credit as of March 29, 2002 is $4,789,151.75 in principal, plus accrued but unpaid interest.

     C. Borrower has requested that Bank extend the maturity date of and restructure the Prior Line of Credit, and Bank has agreed to do so subject to the terms and conditions contained herein.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank hereby agree that all of the terms and conditions of the Prior Credit Agreement and the Prior Line of Credit Note shall be and hereby are amended, restated and superseded by the terms and conditions of this Agreement; provided, however, that (1) nothing herein shall terminate any security interest in favor of Bank, and all such security interests shall remain in full force and effect, and (2) upon the Effective Date (as defined below), all references in the Loan Documents (as defined below) to the Prior Credit Agreement shall be deemed to be references to this Agreement. Borrower and Bank further agree as set forth below.

                                    ARTICLE I
                                  CREDIT TERMS

     SECTION 1.1. LINE OF CREDIT.

          (a) Line of Credit. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including March 31, 2003, not to exceed at any time the aggregate principal amount of $7,000,000 (the "Line of Credit"), the proceeds of which shall be used for Borrower's general corporate purposes, including, without limitation, for lending to direct or indirect subsidiaries (each a "Subsidiary") of Borrower for their general corporate purposes. Borrower's obligation to repay advances under the Line of Credit shall be evidenced by a promissory note substantially in the form of Exhibit A attached hereto (the "Line of Credit Note"), all terms of which are incorporated herein by this reference. Advances outstanding under the Prior Line of Credit as of the Effective Date (as defined in Section 3.1 below) of this Agreement shall be deemed to be advances outstanding under the Line of Credit.

          (b) Borrowing and Repayment. Borrower may from time to time during the term of the Line of Credit borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions contained herein or in the Line of Credit Note; provided, however, that the total outstanding borrowings under the Line of Credit shall not at any time exceed the maximum principal amount available thereunder, as set forth above.

     SECTION 1.2. INTEREST/FEES.

          (a) Interest. The outstanding principal balance of each advance hereunder shall bear interest at a rate per annum equal at all times to the sum of the Prime Rate in effect from time to time plus the Applicable Interest Margin, as such terms are defined below.

          (b) Prime Rate. The term "Prime Rate" shall mean at any time the rate of interest most recently announced within Bank at its principal office as its "prime rate," with the understanding that such "prime rate" is one of Bank's base rates, serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof in such internal publication or publications as Bank may designate. Each change in the rate of interest shall become effective on the date each Prime Rate change is announced within Bank.

          (c) Applicable Interest Margin. The term "Applicable Interest Margin" shall mean, as of any date, the applicable margin set forth below based on the ratio of Funded Debt to 12-month EBITDA determined by means of the Pricing Certificate to be delivered by Borrower to Bank pursuant to Section 4.3(d) hereof from time to time.

--------------------------------------------------------------------------------
Level            Funded Debt to EBITDA Ratio         Applicable Interest Margin
-----            ---------------------------         --------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
1                *2.00:1.00                          1.00% per annum
--------------------------------------------------------------------------------
2           # or =2.00:1.00 but *4.00:1.00           2.00% per annum
--------------------------------------------------------------------------------
3           # or =4.00:1.00 but *6.00:1.00           3.00% per annum
--------------------------------------------------------------------------------
4           # or =6.00:1.00                          4.00% per annum
--------------------------------------------------------------------------------

* Less than
# Greater than

The Applicable Interest Margin shall adjust, if applicable, each time Bank receives a Pricing Certificate pursuant to Section 4.3(d), on the third business day after such receipt, and the adjusted Applicable Interest Margin shall apply to each advance then outstanding or thereafter made by Bank under the Line of Credit until the Applicable Interest Margin is readjusted thereafter; provided, however, that (i) from and including the date hereof to but excluding the third business day after the day on which Bank receives a Pricing Certificate for the period ending on September 27, 2002 (EBITDA for which period shall be calculated by annualizing EBITDA for the nine fiscal months ending on that date), the Applicable Interest Margin shall be 4.00% per annum and (ii) if at any time Borrower fails to deliver a Pricing Certificate as required by Section 4.3(d), the Applicable Interest Margin shall be 4.00% per annum until Borrower delivers a Pricing Certificate as so required.

          (d) Computation and Payment. Interest shall be computed on the basis of a 360-day year and actual days elapsed. Interest shall be payable at the times and place set forth in each promissory note or other instrument required hereby.

          (e) Unused-Commitment Fee. Borrower shall pay Bank a fee at the Applicable Fee Rate (as defined below, computed on the basis of a 360-day year and actual days elapsed) on the average daily unused amount of the Line of Credit, from the date hereof until the maturity date of the Line of Credit, payable monthly in arrears on the first business day of each calendar month, commencing on May 1, 2002, and on the maturity date of the Line of Credit.

          (f) Applicable Fee Rate. The term "Applicable Fee Rate" shall mean, as of any date, the applicable rate set forth below based on the ratio of Funded Debt to 12-month EBITDA determined by means of the Pricing Certificate to be delivered by Borrower to Bank pursuant to Section 4.3(d) hereof from time to time.

--------------------------------------------------------------------------------
Level               Funded Debt to EBITDA Ratio            Applicable Fee Rate
-----               ---------------------------            -------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
1                   *2.00:1.00                             0.25% per annum
--------------------------------------------------------------------------------
2                   # or =2.00:1.00 but *4.00:1.00         0.50% per annum
--------------------------------------------------------------------------------
3                   # or =4.00:1.00 but *6.00:1.00         0.75% per annum
--------------------------------------------------------------------------------
4                   # or =6.00:1.00                        1.00% per annum
--------------------------------------------------------------------------------

The Applicable Fee Rate shall adjust, if applicable, each time Bank receives a Pricing Certificate pursuant to Section 4.3(d), on the third business day after such receipt, and the adjusted Applicable Fee Rate shall apply until the Applicable Fee Rate is readjusted thereafter; provided, however, that (i) from and including the date hereof to but excluding the third business day after the day on which Bank receives a Pricing Certificate for the period ending on September 27, 2002 (EBITDA for which period shall be calculated by annualizing EBITDA for the nine fiscal months ending on that date), the Applicable Fee Rate shall be 1.00% per annum and (ii) if at any time Borrower fails to deliver a Pricing Certificate as required by Section 4.3(d), the Applicable Fee Rate shall be 1.00% per annum until Borrower delivers a Pricing Certificate as so required.

     SECTION 1.3. COLLECTION OF PAYMENTS. Borrower authorizes Bank to collect all principal, interest and fees due hereunder by charging Borrower's deposit account number 4159-251172 with Bank, or any other deposit account maintained by Borrower with Bank, for the full amount thereof. Should there be insufficient funds in any such deposit account to pay all

* Less than

# Greater than
such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower.

     SECTION 1.4. MANDATORY PREPAYMENT.

          (a) Application of Proceeds. Borrower will, on each date of receipt by Borrower, or by any Subsidiary of Borrower, of (i) Net Cash Proceeds (as defined below) from the sale, lease, transfer or other disposition of any asset of Borrower or any Subsidiary thereof that is prohibited by Section 5.5(d), (ii) Net Cash Proceeds from the sale or issuance of any equity interests in Borrower or any Subsidiary thereof, or any warrants, options or other rights to acquire any such equity interests, (iii) Net Cash Proceeds from the incurrence by Borrower or any Subsidiary thereof of any indebtedness not permitted by Section
5.4 or (iv) insurance or condemnation proceeds from any casualty or condemnation in respect of any asset of Borrower or any Subsidiary thereof (except to the extent that any such proceeds in respect of a single casualty or condemnation do not exceed $10,000 (or the equivalent in one or more currencies) in the aggregate), prepay an aggregate principal amount of the advances outstanding hereunder equal to the amount of such Net Cash Proceeds or insurance or condemnation proceeds. All prepayments pursuant to this Section 1.4(a) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid. Whether or not the applicable Net Cash Proceeds or insurance or condemnation proceeds exceed the aggregate principal amount of advances then outstanding hereunder in any case in which a prepayment is required hereunder, the Line of Credit shall be automatically and permanently reduced by the amount equal to such Net Cash Proceeds or insurance or condemnation proceeds.

          (b) Net Cash Proceeds. As used herein, "Net Cash Proceeds" means (a) with respect to any sale, lease, transfer or other disposition of any asset by any entity, the difference between (i) the aggregate amount received by such entity in cash or cash equivalents (including, without limitation, any cash or cash equivalents received by way of deferred payment pursuant to a note receivable, other noncash consideration or otherwise, but only as and when such cash or cash equivalents are so received) in connection with such transaction, minus (ii) the sum of (A) the reasonable and customary fees, commissions and other out-of-pocket expenses incurred by such entity in connection with such transaction (other than amounts payable to affiliates of such entity), (B) indebtedness (other than the advances hereunder) required to be paid as a result of such transaction and (C) federal, state and local taxes incurred and paid in connection with such transaction; (b) with respect to any sale or issuance of any equity interests (including, without limitation, stock, member interests or partnership interests) in any entity, or any warrants, options or other rights to acquire such equity interests (including, without limitation, any convertible securities), by any entity, the amount equal to the difference between (i) the aggregate amount received by such entity in cash or cash equivalents (including, without limitation, any cash or cash equivalents received by way of deferred payment pursuant to a note receivable, other noncash consideration or otherwise, but only as and when such cash or cash equivalents are so received) in connection with such transaction, minus (ii) the reasonable and customary fees, commissions and other out-of-pocket expenses incurred by such entity in connection with such transaction (other than amounts payable to affiliates of such entity); and (c) with respect to any incurrence of indebtedness by any entity, the difference between (i) the aggregate amount received by such entity in cash or cash equivalents in connection with such transaction, minus (ii) the sum of (A) the reasonable and customary fees, commissions and other out-of-pocket expenses incurred and paid or payable by such entity in connection with such transaction (other than amounts payable to affiliates of such entity) and (B) indebtedness (other than the advances hereunder) required to be paid as a result of such transaction.

     SECTION 1.5 COLLATERAL. As security for all indebtedness of Borrower to Bank subject hereto, Borrower hereby grants to Bank security interests of first priority in all of Borrower's right, title and interest in and to the following, whether now owned or hereafter acquired, whether now or hereafter existing, and wherever located: all accounts, rights to payment, general intangibles, patents, copyrights, trademarks, deposit accounts, chattel paper, instruments, documents, inventory, equipment, investment property (including, without limitation, all stock of, and other equity interests in, Borrower's Subsidiaries), letter-of-credit rights, letters of credit and money. All of the foregoing shall be further evidenced by and subject to the terms of such further security agreements, financing statements and other documents as Bank shall reasonably require, all in form and substance satisfactory to Bank, including, without limitation, a Continuing Security Agreement--Rights to Payment and Inventory dated as of January 13, 2000 and a Stock Pledge Agreement dated as of March 14, 2002. Borrower shall reimburse Bank immediately upon demand for all costs and expenses incurred by Bank in connection with any of the foregoing security, including, without limitation, filing and recording fees and costs of appraisals, audits (including, without limitation, pursuant to Section 4.2 hereof) and title insurance.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

     Borrower makes the following representations and warranties to Bank, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to Bank subject to this Agreement.

     SECTION 2.1. LEGAL STATUS. Borrower is a corporation, duly organized and existing and in good standing under the laws of the State of Delaware and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

     SECTION 2.2. AUTHORIZATION AND VALIDITY. This Agreement and each promissory note, security agreement, contract, instrument and other document required hereby or at any time hereafter delivered to Bank in connection herewith (collectively the "Loan Documents") have been duly authorized and, upon their execution and delivery in accordance with the provisions hereof, will constitute legal, valid and binding agreements and obligations of Borrower or the party which executes the same, enforceable in accordance with their respective terms.

     SECTION 2.3. NO VIOLATION. The execution, delivery and performance by Borrower of each of the Loan Documents do not violate any provision of any law or regulation, or contravene any provision of the Certificate of Incorporation or Bylaws of Borrower, or result in any breach of or default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound.

     SECTION 2.4. LITIGATION. There are no pending or, to the best of Borrower's knowledge, threatened actions, claims, investigations, suits or proceedings by or before any governmental authority, referee, arbitrator, court or administrative agency which could have a material adverse effect on the financial condition or operation of Borrower, other than those disclosed by Borrower to Bank in writing prior to the date hereof.

     SECTION 2.5. CORRECTNESS OF FINANCIAL STATEMENTS. The financial statements of Borrower dated January 25, 2002, a true copy of which has been delivered by Borrower to Bank prior to the date hereof, (a) are complete and correct and present fairly the financial condition of Borrower, (b) disclose all liabilities of Borrower that are required to be reflected or reserved against under generally accepted accounting principles, whether liquidated or unliquidated, fixed or contingent, and (c) have been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of such financial statements there has been no material adverse change in the financial condition of Borrower, nor has Borrower mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets or properties, except in favor of Bank or as otherwise permitted by Bank in writing.

     SECTION 2.6. INCOME-TAX RETURNS. Borrower has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year.

     SECTION 2.7. NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower's obligations subject to this Agreement to any other obligation of Borrower.

     SECTION 2.8. PERMITS, FRANCHISES. Borrower possesses, and will hereafter possess, any and all permits, consents, approvals, franchises and licenses required, and any and all rights to trademarks, trade names, patents, copyrights and fictitious names necessary, to enable it to conduct the business in which it is now engaged, in compliance with applicable law.

     SECTION 2.9. ERISA. Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time ("ERISA"). Borrower has not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower (each, a "Plan"). No Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrower. Borrower has met its minimum funding requirements under ERISA with respect to each Plan. Each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents therefor and under generally accepted accounting principles.

     SECTION 2.10. OTHER OBLIGATIONS. Borrower is not in default on any obligation for borrowed money, any purchase-money obligation or any other material lease, commitment, contract, instrument or obligation.

     SECTION 2.11. ENVIRONMENTAL MATTERS. Except as disclosed by Borrower to Bank in writing prior to the date hereof, Borrower is in compliance in all material respects with all applicable federal and state environmental, hazardous-waste, health and safety statutes, and any and all rules or regulations adopted pursuant thereto, which govern or affect any of Borrower's operations and/or properties, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act of 1976, and the Federal Toxic Substances Control Act, as any of the same may be amended, modified or supplemented from time to time. None of the operations of Borrower is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. Borrower has no material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.

     SECTION 2.12. PATENTS. No patent has been issued in the United States to or for the benefit of, and no patent application has been filed in the United States by or on behalf of, Borrower or any Subsidiary thereof, except as listed in Schedule 1 attached hereto or as otherwise disclosed to Bank in writing from time to time.

     SECTION 2.13 CREDIT FACILITIES. Since September 30, 2001, no credit facility has been available to Borrower or any Subsidiary thereof except for (a) the credit facility made available to Borrower by Bank pursuant to this Agreement or the Prior Credit Agreement, (b) the credit facility made available to Staar Surgical AG, a Swiss corporation ("Swiss Sub"), by UBS AG, copies of all legal documentation related to which have been delivered to Bank, (c) a credit facility made available to Domilens GmbH, a German corporation ("Domilens"), in an amount not exceeding $500,000 (or the equivalent in one or more currencies) and (d) such other credit facilities (including, without limitation, the principal terms thereof) as disclosed by Borrower to Bank in writing from time to time.

                                   ARTICLE III
                                   CONDITIONS

     SECTION 3.1. CONDITIONS TO EFFECTIVENESS. This Agreement shall become effective on the date (the "Effective Date") on which all of the conditions specified below have been fulfilled to Bank's satisfaction.

          (a) Approval of Bank Counsel. All legal matters incidental to the effectiveness of this Agreement shall be satisfactory to Bank's counsel.

          (b) Documentation. Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly executed by the parties thereto (other than Bank):

               (i)   this Agreement and the Line of Credit Note;

               (ii) an amended and restated Patent Security Agreement, a Trademark Security Agreement and a Copyright Security Agreement;

               (iii) a Perfection Certificate;

               (iv) a certificate of the President or Chief Financial Officer of Borrower and the Secretary of Borrower certifying (A) that there has been no amendment to Borrower's charter documents since the date of the certification with respect thereto referred to in Section 3.1(b)(vii), (B) that the copy of Borrower's bylaws attached to such certificate is correct and complete and that such bylaws are in full force and effect, (C) that Borrower is in good standing in the States of Delaware and California, (D) that the representations and warranties of Borrower contained in the Loan Documents are correct on and as of the Effective Date as though made on and as of such date and (E) that no Event of Default (as defined in Section 6.1 hereof) or event that, with the giving of notice or the passage of time or both, would constitute an Event of Default has occurred and is continuing or would be caused by the effectiveness of this Agreement;

               (v) one or more certificates from the State of Delaware certifying that (A) the copy of Borrower's charter documents, including, without limitation, all amendments, attached to such certificate is correct and complete, (B) Borrower has paid all franchise taxes to the date of such certificate and (C) Borrower is duly incorporated and in good standing under the laws of the State of Delaware;

               (vi) a good-standing certificate and a tax-status certificate with respect to Borrower from the State of California;

               (vii) a chart showing all of Borrower's Subsidiaries as of March 29, 2002; and

               (viii) such other documents as Bank may require.

          (c) Financial Condition. There shall have been no material adverse change, as determined by Bank, in the financial condition or business of Borrower.

          (d) Insurance. Borrower shall have delivered to Bank evidence of insurance coverage on all of Borrower's property, in form, substance, amounts, covering risks and issued by companies satisfactory to Bank and, where required by Bank, with loss-payable endorsements in favor of Bank.

          (e) Fee, Etc. Borrower shall have paid to Bank, by Bank's debiting of one or more of Borrower's deposit accounts with Bank, (i) a restructuring and extension fee of $35,000.00 and (ii) all other amounts payable to Bank pursuant to this Agreement or otherwise, to the extent that a statement for the same has been delivered to Borrower.

     SECTION 3.2. CONDITIONS OF EACH EXTENSION OF CREDIT. The obligation of Bank to make each extension of credit requested by Borrower hereunder shall be subject to the fulfillment to Bank's satisfaction of each of the conditions set forth below.

          (a) Compliance. The representations and warranties contained herein and in each of the other Loan Documents shall be true on and as of the date of the signing of this Agreement and on the date of each extension of credit by Bank pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date no Event of Default, and no condition, event or act which, with the giving of notice or the passage of time or both, would constitute an Event of Default, shall have occurred and be continuing or shall exist.

          (b) Documentation. Bank shall have received all additional documents which may be required thereby in connection with such extension of credit.

                                   ARTICLE IV
                              AFFIRMATIVE COVENANTS

     Borrower covenants that, so long as Bank remains committed to extend credit to Borrower pursuant hereto or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall, unless Bank otherwise consents in writing, observe all of the affirmative covenants set forth below.

     SECTION 4.1. PUNCTUAL PAYMENTS. Borrower shall punctually pay all principal, interest, fees and other liabilities due under the Loan Documents at the applicable time and place, and in the manner, specified therein.

     SECTION 4.2. ACCOUNTING RECORDS. Borrower shall maintain adequate books and records in accordance with generally accepted accounting principles consistently applied and shall permit any representative of Bank, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same and to inspect the properties of Borrower, including, without limitation, for the purpose of (a) conducting collateral audits, either by Bank or an outsider auditor retained thereby, at least semiannually with the first such audit to be performed in June of 2002, and (b) conducting patent audit updates, by Ernst & Young LLP or another outside auditor retained by Bank, to update, among other things, the reports previously prepared concerning the market value and orderly liquidation value of the patents of Borrower and its Subsidiaries.

     SECTION 4.3. FINANCIAL STATEMENTS AND OTHER INFORMATION. Borrower shall provide to Bank all of the following, in form and detail satisfactory to Bank:

          (a) as soon as available and in any event within 90 days after the end of each fiscal year of Borrower, the consolidated balance sheet of Borrower and its consolidated Subsidiaries as of the end of such year and the related consolidated statements of income, cash flows and shareholders' equity of Borrower and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, together in each case with (i) an unqualified opinion thereon of independent public accountants acceptable to Bank stating that such financial statements present fairly, in all material respects, the consolidated financial condition and results of operations of Borrower and its consolidated Subsidiaries in conformity with generally accepted accounting principles as of the end of, and for, the period presented and (ii) a copy of any letter of such accountants to the management of Borrower in connection with such financial statements;

          (b) as soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year of Borrower, the unaudited consolidated balance sheet of Borrower and its consolidated Subsidiaries as of the end of such period and the related unaudited consolidated statements of income and cash flows of Borrower and its consolidated Subsidiaries for the three, six or nine months then ended, as set forth in Borrower's quarterly reports on Form 10-Q, together in each case with a certificate of the Chief Financial Officer of Borrower stating that such financial statements present fairly, in all material respects, the consolidated financial position and results of operations of Borrower and its consolidated Subsidiaries in conformity with generally accepted accounting principles as of the end of, and for, the period presented (subject to normal year-end audit adjustments and the absence of footnotes);

          (c) promptly upon Borrower's filing thereof with the United States Securities and Exchange Commission, a copy of each document so filed by Borrower pursuant to the Securities Exchange Act of 1934;

          (d) together in each case with the financial statements to be delivered by Borrower to Bank pursuant to Sections 4.3(a) and (b) hereof, commencing with the financial statements for the fiscal period ending on September 27, 2002, a duly completed certificate of the Chief Financial Officer of Borrower substantially in the form of Exhibit B hereto or otherwise in form and scope acceptable to Bank (a "Pricing Certificate");

          (e) within 45 days after the end of each fiscal month, unaudited consolidated and consolidating balance sheets of Borrower as of the end of such month and unaudited consolidated and consolidating statements of income and cash flows of Borrower for the period commencing at the end of the preceding fiscal year and ending with the end of such month, all in form, scope and detail satisfactory to Bank and duly certified by the Chief Financial Officer of Borrower as having been prepared in accordance with generally accepted accounting principles (subject to normal year-end audit adjustments and the absence of footnotes), together in each case with (i) a narrative discussion and analysis by such officer concerning the financial performance of Borrower, and any variance of more than 10% from Borrower's projections attached hereto as
Schedule 2, evidenced by such financial statements and (ii) a duly completed Compliance Certificate executed by the Chief Financial Officer of Borrower substantially in the form of Exhibit C hereto or otherwise in form and scope acceptable to Bank;

          (f) not later than Friday of each calendar week, (i) a projection of the consolidated cash flow of Borrower, detailing cash receipts and cash disbursements, for the 13-week period commencing on such Friday and (ii) a comparison of Borrower's actual consolidated cash flow for the immediately preceding week to the projection of such cash flow, together with a written explanation of any variance exceeding 10%, in each case in form, scope and detail satisfactory to Bank and duly certified by an officer of Borrower, and in a manner, acceptable to Bank;

          (g) within 45 days after the end of each semiannual fiscal period of Borrower, commencing with such period ending on June 28, 2002, an aged listing of the United States domestic accounts receivable and United States domestic accounts payable of Borrower and its United States domestic Subsidiaries as of the last day of such period, in form, scope and detail satisfactory to Bank and duly certified by an officer of Borrower, and in a manner, acceptable to Bank;

          (h) promptly (i) upon Borrower's becoming aware of the same, notice of any declination by UBS AG to extend its credit facility for Swiss Sub and (ii) upon execution of the same, copies of (A) all amendments or restatements of the loan agreement between Swiss Sub and UBS AG and (B) all other documents executed by Swiss Sub, Borrower or any affiliate of either thereof in connection with such loan agreement; and

          (i) promptly upon request by Bank, such other information concerning the business, condition (financial or otherwise), operations, performance, properties or prospects of Borrower or any Subsidiary thereof as Bank may from time to time reasonably request (including, without limitation, any information described above on a more frequent basis).

     SECTION 4.4. COMPLIANCE. Borrower shall, and shall cause each Subsidiary thereof to, (a) preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business and (b) comply with the provisions of all documents pursuant to which it is organized and/or which govern its continued existence and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to it and/or its business.

     SECTION 4.5. INSURANCE. Borrower shall, and shall cause each Subsidiary thereof to, (a) maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to that of Borrower or such Subsidiary, as applicable, including, without limitation, fire, extended-coverage, public-liability, flood, property-damage and workers'- compensation insurance, with all such insurance carried with companies and in amounts satisfactory to Bank, and (b) deliver to Bank from time to time at Bank's request schedules setting forth all such insurance then in effect.

     SECTION 4.6. FACILITIES. Borrower shall, and shall cause each Subsidiary thereof to, (a) keep all properties useful or necessary to its business in good repair and condition and (b) from time to time make necessary repairs, renewals and replacements thereto so that such properties shall be fully and efficiently preserved and maintained.

     SECTION 4.7. TAXES AND OTHER LIABILITIES. Borrower shall, and shall cause each Subsidiary thereof to, pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real and personal, including, without limitation, federal and state income taxes and state and local property taxes and assessments, except such (a) as Borrower may in good faith contest or as to which a bona fide dispute may arise and (b) for which Borrower has made provision, to Bank's satisfaction, for eventual payment thereof in the event Borrower is obligated to make such payment.

     SECTION 4.8. LITIGATION. Borrower shall promptly give notice in writing to Bank of any litigation pending or threatened against Borrower or any Subsidiary thereof with a claim in excess of $500,000 (or the equivalent in one or more currencies).

     SECTION 4.9. FINANCIAL CONDITION. Borrower shall maintain the consolidated financial condition of it and its consolidated Subsidiaries as follows, using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein):

          (a) Current Ratio not less than 1.10 to 1.00, tested as of the last day of each fiscal month commencing with April of 2002, with "Current Ratio" being defined as total current assets divided by total current liabilities;

          (b) Tangible Net Worth, tested as of the last day of each fiscal month commencing with April of 2002, not less than (i) as of the last day of March, April, May and June of 2002, $28,250,000 and (ii) as of the last day of each fiscal month thereafter, the sum of $28,250,000 plus 50% of positive net income earned after June 28, 2002, with "Tangible Net Worth" being defined as the aggregate of total stockholders' equity plus subordinated debt less any intangible assets;

          (c) operating cash flow (as defined in accordance with Financial Accounting Standards Board Statement No. 95 ("FASB 95")) for each period of two consecutive fiscal months to be greater than the sum of required lease payments plus required debt repayments plus capital expenditures (as defined in accordance with FASB 95) for such months, tested as of the last day of each fiscal month commencing with April of 2002;

          (d) negative variance from projected revenues (based on the monthly and quarterly projections attached hereto as Schedule 2) for each period of three consecutive fiscal months to be less than 15%, tested as of the last day of each fiscal month commencing with April of 2002;

          (e) negative variance from projected net operating income or loss (based on the monthly and quarterly projections attached hereto as Schedule 2) for each period of three consecutive fiscal months to be less than $250,000 in the aggregate for such months, tested as of the last day of each fiscal month commencing with April of 2002, with "net operating income or loss" being defined as income or loss before interest income or expense, equity in earnings of any unconsolidated affiliate, currency-exchange gains or losses, other income or expenses, taxes and minority interests in affiliates;

          (f) EBITDA for each fiscal month to be greater than the sum of interest expense plus required lease payments plus required debt repayments plus capital expenditures (as defined in accordance with FASB 95) for such month, tested as of the last day of each fiscal month commencing with July of 2002; provided, however, that, if Borrower fails to comply with the foregoing covenant in respect of any fiscal month, then such failure shall not constitute a default of such covenant unless Borrower fails to comply with such covenant when applied to such fiscal month combined with the preceding fiscal month;

          (g) EBITDA not less than $2,100,000 for any period of 12 consecutive fiscal months, tested as of the last day of each fiscal month commencing with December of 2002, with "EBITDA" being defined as operating earnings before interest expense (net of capitalized interest expense), taxes, depreciation expense, amortization expense, noncash nonrecurring charges, and gains or losses on sales of assets; and

          (h) ratio of Funded Debt to EBITDA (as defined above for any period of 12 consecutive fiscal months) not more than 3.75 to 1.00, tested as of the last day of each fiscal month commencing with December of 2002, with "Funded Debt" being defined as all indebtedness, including, without limitation, in respect of capitalized leases, standby letters of credit and guaranteed obligations.

     SECTION 4.10. NOTICES TO BANK. Borrower shall promptly (but in no event more than five (5) days after the occurrence of each event or matter described below) give written notice to Bank in reasonable detail of (a) the occurrence of any Event of Default or any condition, event or act which, with the giving of notice or the passage of time or both, would constitute an Event of Default, (b) any change in the name or organizational structure of Borrower, (c) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan, (d) any termination or cancellation of any insurance policy which Borrower is required to maintain, (e) any uninsured or partially uninsured loss through liability or property damage (including, without limitation, from fire, theft or any other cause affecting Borrower's property) in excess of an aggregate of $500,000 (or the equivalent in one or more currencies) and (f) the filing of any application by or on behalf of Borrower or any Subsidiary thereof with the United States Patent and Trademark Office, the United States Copyright Office or any other office with respect to, or the acquisition by Borrower or any Subsidiary thereof of any interest in (including, without limitation, any interest as exclusive licensee), any patent, trademark, copyright or other intellectual property, together with a copy of such application or the documentation concerning such acquisition, as applicable.

     SECTION 4.11. LIQUIDITY. Borrower shall maintain unencumbered (except for a lien in favor of Bank) liquid assets (defined as cash, cash equivalents and/or publicly traded or quoted marketable securities acceptable to Bank) with Bank having an aggregate fair-market value of at least $2,000,000.

                                    ARTICLE V
                               NEGATIVE COVENANTS

     Borrower covenants that, so long as Bank remains committed to extend credit to Borrower pursuant hereto or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall, unless Bank otherwise consents in writing, observe all of the negative covenants set forth below.

     SECTION 5.1. USE OF FUNDS. Borrower shall not, and shall not permit any Subsidiary thereof to, use any of the proceeds of any credit extended hereunder except for the purposes stated in Article I hereof.

     SECTION 5.2. CAPITAL EXPENDITURES. Borrower shall not, and shall not permit any Subsidiary thereof to, make any capital expenditure (as defined in accordance with FASB 95) in excess of $2,000,000 (or the equivalent in one or more currencies) in the aggregate for Borrower and its Subsidiaries in any fiscal year.

     SECTION 5.3. LEASE EXPENDITURES. Borrower shall not, and shall not permit any Subsidiary thereof to, incur any operating lease expense in excess of $1,000,000 (or the equivalent in one or more currencies) in the aggregate for Borrower and its Subsidiaries in any fiscal year.

     SECTION 5.4. OTHER INDEBTEDNESS. Borrower shall not, and shall not permit any Subsidiary thereof to, create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans, advances, capitalized leases or purchase-money indebtedness, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except for
(a) liabilities of Borrower to Bank, (b) liabilities of Swiss Sub to UBS AG not exceeding Swiss Francs 5,000,000, (c) liabilities of Domilens to any financial institution not exceeding $500,000 (or the equivalent in one or more currencies), (d) purchase-money indebtedness and capitalized leases of Borrower or any Subsidiary thereof incurred in connection with the purchase or lease of equipment, so long as the outstanding principal amount of indebtedness incurred in connection with such purchase or lease of equipment, whether before or after the date hereof, at no time exceeds $1,000,000 (or the equivalent in one or more currencies) in the aggregate, (e) liabilities permitted by Section 5.7 hereof and (f) any other liabilities of Borrower or any Subsidiary thereof existing as of, and disclosed to Bank prior to, the date hereof.

     SECTION 5.5. MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Borrower shall not, and shall not permit any Subsidiary thereof to, (a) merge into or consolidate with any other entity, (b) make any substantial change in the nature of its business as conducted as of the date hereof, (c) acquire all or substantially all of the assets of any other entity or (d) sell, lease, transfer or otherwise dispose of all or a substantial or material portion of its assets, except in the ordinary course of its business.

     SECTION 5.6. GUARANTIES. Borrower shall not, and shall not permit any Subsidiary thereof to, guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, or pledge or hypothecate any assets thereof as security for, any liabilities or obligations of any other person or entity, except any of the foregoing in favor of Bank.

     SECTION 5.7. LOANS, ADVANCES, INVESTMENTS. Borrower shall not, and shall not permit any Subsidiary thereof to, make any loan, advance or other extension of credit (including, without limitation, for products sold) to, or investment in, any person or entity, except for (a) loans, advances and other extensions of credit by Borrower to its foreign Subsidiaries not exceeding $8,500,000 (or the equivalent in one or more currencies) in the aggregate at any time outstanding,
(b) loans, advances and other extensions of credit by Swiss Sub or any Subsidiary of Swiss Sub to Swiss Sub or any other Subsidiary of Swiss Sub, (c) loans, advances and other extensions of credit to Borrower by any Subsidiary thereof and (d) investments by Borrower in any Subsidiary thereof, and investments by any Subsidiary of Borrower in any Subsidiary of such Subsidiary, to the extent such investments are existing as of, and disclosed to Bank prior to, the date hereof.

     SECTION 5.8. DIVIDENDS, DISTRIBUTIONS. Borrower shall not, and shall not permit any Subsidiary thereof to, (a) declare or pay any dividend or distribution either in cash, stock or any other property or (b) redeem, retire, repurchase or otherwise acquire any shares of any class of stock or Borrower or any Subsidiary thereof; provided, however, that any Subsidiary of Borrower may pay dividends to Borrower, and any Subsidiary of Borrower may pay dividends to any other Subsidiary of Borrower if and to the extent that such dividends are used to pay dividends to Borrower.

     SECTION 5.9. PLEDGE OF ASSETS. Borrower shall not, and shall not permit any of its Subsidiaries to, mortgage, pledge or grant or permit to exist a security interest in, or lien upon, all or any portion of Borrower's or such Subsidiary's assets now owned or hereafter acquired (including, without limitation, all or any part of the shares of any direct or indirect Subsidiary of Borrower), except any of the foregoing in favor of Bank or which are existing as of, and disclosed to Bank in writing prior to, the date hereof.

                                   ARTICLE VI
                                EVENTS OF DEFAULT

     SECTION 6.1. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

          (a) Borrower fails to pay any principal, interest, fee or other amount when due hereunder or under any other Loan Document;

          (b) any financial statement or certificate furnished to Bank in connection with, or any representation or warranty made by Borrower or any other party under, this Agreement or any other Loan Document proves to be incorrect, false or misleading in any material respect when furnished or made;

          (c) Borrower defaults in the performance of or compliance with any obligation, agreement or other provision contained herein or in any other Loan Document (other than those referred to in subsections (a) and (b) above);

          (d) Borrower defaults in the payment or performance of any obligation, or any defined event of default occurs, under the terms of any contract or instrument (other than any of the Loan Documents) pursuant to which Borrower has incurred any debt or other liability to any person or entity, including, without limitation, Bank;

          (e) a notice of judgment lien is filed against Borrower; an abstract of judgment is recorded against Borrower in any county in which Borrower has an interest in real property; a notice of levy and/or of a writ of attachment or execution, or other like process, is served against the assets of Borrower; or a judgment is entered against Borrower;

          (f) Borrower becomes insolvent, suffers or consents to, or applies for the appointment of, a receiver, trustee, custodian or liquidator for itself or any of its property, generally fails to pay its debts as they become due or makes a general assignment for the benefit of creditors; Borrower files a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time (the "Bankruptcy Code"), or under any other state or federal law granting relief to debtors, whether now or hereafter in effect; any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower, or Borrower files an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; Borrower is adjudicated a bankrupt; or an order for relief is entered against Borrower by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors;

          (g) any event occurs or condition exists which Bank in good faith believes impairs, or is substantially likely to impair, the prospect of payment or performance by Borrower of its obligations under any of the Loan Documents; or

          (h) Borrower is dissolved or liquidated; or Borrower or any of its directors, stockholders or members takes action seeking to effect the dissolution or liquidation of Borrower.

     SECTION 6.2. REMEDIES. Upon the occurrence of any Event of Default: (a) all indebtedness of Borrower under each of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Bank's option and without notice become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by Borrower; (b) the obligation, if any, of Bank to extend any further credit under any of the Loan Documents shall immediately cease and terminate; and (c) Bank shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including, without limitation, the right to resort to any or all security for any credit subject hereto and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Bank may be exercised at any time by Bank and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

                                   ARTICLE VII
                                  MISCELLANEOUS

     SECTION 7.1. NO WAIVER. No delay, failure or discontinuance of Bank in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, consent or approval of any kind by Bank of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

     SECTION 7.2. NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:

               Borrower:  Staar Surgical Company
                          1911 Walker Avenue
                          Monrovia, California 91016
                          Attention:  Chief Financial Officer

                   Bank:  Wells Fargo Bank, National Association
                          333 South Grand Avenue, 9th Floor
                          MAC E2064-096
                          Los Angeles, California 90071
                          Attention:  Edith R. Lim

or to such other address as either party may designate by written notice to the other party. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit into the U.S. mail, first-class postage prepaid; and (c) if sent by telecopy, upon receipt.

     SECTION 7.3. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including, without limitation, reasonable attorneys' fees (to include, without limitation, outside counsel fees and all allocated costs of Bank's in-house counsel), expended or incurred by Bank in connection with (a) the negotiation and preparation of this Agreement and the other Loan Documents, Bank's continued administration hereof and thereof, and the preparation of any amendments and waivers hereto and thereto, (b) the enforcement of Bank's rights and/or the collection of any amounts which become due to Bank under any of the Loan Documents, and (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including, without limitation, any of the foregoing incurred in connection with any bankruptcy proceeding (including, without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Borrower or any other person or entity.

     SECTION 7.4. INDEMNITY. Borrower agrees to indemnify and hold harmless Bank and its directors, officers, employees, agents and advisors (each of the foregoing an "Indemnified Party") from and against any and all claims, demands, actions, damages (including, without limitation, all foreseeable and unforeseeable consequential damages), losses, assessments, liabilities, costs and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with (a) the actual or proposed use of the proceeds of any advance hereunder, any of the Loan Documents or any of the transactions contemplated by any of the Loan Documents, (b) the actual or alleged presence of any hazardous material in, on or under (i) any property owned or operated by Borrower or any Subsidiary thereof, (ii) any property to which any hazardous material has migrated from any property owned or operated by Borrower or any Subsidiary thereof or (iii) any property at which Borrower or any Subsidiary thereof has disposed of any hazardous material (whether or not legal at the time of such disposal) or (c) any environmental proceeding relating in any way to Borrower or any Subsidiary thereof, in any case whether or not such investigation, litigation or proceeding is brought by Borrower, any Subsidiary thereof, any of their respective directors, shareholders or creditors or an Indemnified Party, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated; provided, however, that Borrower shall not be liable to the extent that any such claim, demand, action, damage, loss, assessment, liability or expense is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

     SECTION 7.5. SUCCESSORS, ASSIGNMENT. This Agreement shall be binding upon, and inure to the benefit of, the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided, however, that Borrower may not assign or transfer its interest hereunder without Bank's prior written consent. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank's rights and benefits under each of the Loan Documents. In connection therewith, Bank may disclose all documents and information which Bank now has or may hereafter acquire relating to any credit subject hereto, Borrower or its business, or any collateral required hereunder.

     SECTION 7.6. ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other Loan Documents constitute the entire agreement between Borrower and Bank with respect to each credit subject hereto and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be amended or otherwise modified only in a writing signed by each party to be bound by such amendment or modification.

     SECTION 7.7. NO THIRD-PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third-party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

     SECTION 7.8. TIME. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

     SECTION 7.9. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

     SECTION 7.10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

     SECTION 7.11. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

     SECTION 7.12. RELEASE OF CLAIMS. Borrower represents and warrants to Bank that it has diligently and thoroughly investigated the existence of any Claim (as defined below) and that, to its knowledge and belief, no Claim exists and no facts exist that could give rise to or support a Claim. As additional consideration for Bank's entering into this Agreement, Borrower and each of its agents, employees, directors, officers, attorneys, affiliates, subsidiaries, successors and assigns (each a "Releasing Party") hereby release and forever discharge Bank and each of its agents, direct and indirect shareholders, employees, directors, officers, attorneys, branches, affiliates, subsidiaries, successors and assigns (each a "Released Party") from any and all damages, losses, claims, demands, liabilities, obligations, actions and causes of action whatsoever (collectively "Claims") that the Releasing Parties or any of them may, as of the effective date of this Agreement, have or claim to have against any or all of the Released Parties, in each case whether currently known or unknown or with respect to which the facts are currently known or unknown, in any way relating to, arising out of or based upon any Loan Document (including, without limitation, the Prior Credit Agreement), any amendment, waiver or other modification with respect thereto, the negotiation or documentation hereof or thereof, any of the transactions contemplated hereby or thereby, or any act or omission in connection with any of the foregoing, including, without limitation, all such Claims heretofore sustained or that may arise as a consequence of the dealings between the parties up to the effective date of this Agreement in connection with or in any way related to any Loan Document or any amendment, waiver or other modification with respect thereto. Each Releasing Party further represents and warrants that it has not heretofore assigned, and covenants and agrees that it will not hereafter sue any Released Party upon, any Claim released or purported to be released under this section. Each Releasing Party will indemnify and hold harmless the Released Parties against any loss or liability on account of any actions brought by any Releasing Party or its assigns or prosecuted on behalf of any Releasing Party and relating to any Claim released or purported to be released under this section. It is further understood and agreed that any and all rights under the provisions of Section 1542 of the California Civil Code are expressly waived by each of the Releasing Parties. Section 1542 of the California Civil Code provides as follows:

     "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Borrower acknowledges that it has had the opportunity to be advised by legal counsel in respect of the negotiation, execution and delivery of this Agreement, including, without limitation, this release of claims.

     SECTION 7.13. ARBITRATION.

          (a) Arbitration. The parties hereto agree, upon demand by either party, to submit to binding arbitration all claims, disputes and controversies between them (and their respective employees, officers, directors, attorneys and other agents), whether arising in tort, contract or otherwise arising out of or relating to in any way (i) any advance under this Agreement, any Loan Document or the negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination of any Loan Document or (ii) any request for additional credit.

          (b) Governing Rules. Any arbitration proceeding will (i) proceed at a location in California selected by the American Arbitration Association (the "AAA"); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice-of-law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA's commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000 (or the equivalent in one or more currencies) exclusive of claimed interest, arbitration fees and costs, in which case the arbitration shall be conducted in accordance with the AAA's optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to, as applicable, as the "Rules"). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party that fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. ss.91 or any similar applicable state law.

          (c) No Waiver of Provisional Remedies, Self-Help and Foreclosure. The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including, without limitation. those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

          (d) Arbitrator Qualifications and Powers. Any arbitration proceeding in which the amount in controversy is $5,000,000 (or the equivalent in one or more currencies) or less will be decided by a single arbitrator selected according to the Rules, who shall not render an award greater than $5,000,000 (or the equivalent in one or more currencies). Any dispute in which the amount in controversy exceeds $5,000,000 (or the equivalent in one or more currencies) will be decided by majority vote of a panel of three arbitrators; provided, however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State of California or a neutral retired judge of the state or federal judiciary of California, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of California and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including, without limitation, the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

          (e) Discovery. In any arbitration proceeding discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed not later than 20 days before the hearing date and within 180 days of the filing of the dispute with the AAA. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party's presentation and that no alternative means for obtaining information is available.

          (f) Class Proceedings and Consolidations. The resolution of any dispute arising pursuant to the terms of this Agreement shall be determined by a separate arbitration proceeding, and such dispute shall not be consolidated with other disputes or included in any class proceeding.

          (g) Payment of Arbitration Costs and Fees. The arbitrator shall award all costs and expenses of the arbitration proceeding.

          (h) Real Property Collateral; Judicial Reference. Notwithstanding anything herein to the contrary, no dispute shall be submitted to arbitration if the dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single-action rule of California, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable. If any such dispute is not submitted to arbitration, the dispute shall be referred to a referee in accordance with California Code of Civil Procedure Section 638 et seq., and this general reference agreement is intended to be specifically enforceable in accordance with said Section 638. A referee with the qualifications required herein for arbitrators shall be selected pursuant to the AAA's selection procedures. Judgment upon the decision rendered by a referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

          (i) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

                                     STAAR SURGICAL COMPANY


                                     By:    /s/ John Bily
                                        -------------------------------
                                     Name:  John Bily
                                          -----------------------------
                                     Title: Chief Financial Officer
                                           ----------------------------


                                     WELLS FARGO BANK, NATIONAL ASSOCIATION


                                     By:    /s/ Edith R. Lim
                                        -------------------------------
                                     Name:  Edith R. Lim
                                          -----------------------------
                                     Title: Vice President
                                           ----------------------------